Exhibit 1.1

Constellium N.V.

Class A Ordinary Shares, nominal value €0.02 per share

Form of Underwriting Agreement

May [    ], 2013

Goldman, Sachs & Co.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

    As representatives of the several Underwriters

        named in Schedule I hereto,

c/o Goldman, Sachs & Co.,

200 West Street,

New York, New York 10282

Ladies and Gentlemen:

Constellium N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of The Netherlands (the “Company”), proposes, subject to the terms and conditions stated in this Underwriting Agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”), an aggregate of [# of primary firm shares] Class A Ordinary Shares, nominal value €0.02 per share (the “Ordinary Shares”), [and, at the election of the Underwriters, up to [# of primary optional shares] additional Ordinary Shares], and the shareholders of the Company named in Schedule II hereto (the “Selling Shareholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of [# of secondary firm shares] Ordinary Shares and, at the election of the Underwriters, up to [# of secondary optional shares] additional Ordinary Shares (the “offering”). The aggregate of [# of firm shares] Ordinary Shares to be sold by the Company and the Selling Shareholders are herein called the “Firm Shares” and the aggregate of [# of optional shares] additional Ordinary Shares to be sold by the Company and the Selling Shareholders at the election of the Underwriters on the terms set forth herein are herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

1.(a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form F–1 (File No. 333-188556) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b)

Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Pricing Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Shareholder expressly for use therein;

(iii) For the purposes of this Agreement, the “Applicable Time” is [    :    ] p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Shareholder expressly for use therein, it being understood and agreed that the only such information consists of the information described as such in Section 9(g);

(iv) No documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(v)  (A) The Registration Statement conforms, and any further amendments or supplements to the Registration Statement, will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Prospectus and any further amendments or supplements to the Prospectus will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Shareholder expressly for use therein, it being understood and agreed that the only such information consists of the information described as such in Section 9(g);

(vi) Except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements included in the Pricing Prospectus there has been no material adverse change, nor any development that could reasonably be expected to result in a material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Pricing Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

(vii) The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them (other than intellectual property rights, which is addressed in clause (xxvi) of this Section 1), in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, business, properties or results of operations of the

Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”) and subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and (ii) the application of general principles of equity (regardless of whether such enforcement is considered in proceedings at law or in equity));

(viii) The Company has been duly incorporated and is validly existing as a Dutch public company with limited liability under the laws of The Netherlands, with all corporate power and authority necessary to own or hold its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign entity for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The entities listed on Schedule V hereto are the only direct or indirect subsidiaries of the Company. Each of the subsidiaries listed on Schedule V as “Significant Subsidiaries” has been duly incorporated, formed or organized and is validly existing as a corporation, limited liability company or other business entity in good standing (where such concept exists) under the laws of its jurisdiction of incorporation, formation or organization, with power and authority to own or hold its properties and conduct its business as described in the Pricing Prospectus, and each Significant Subsidiary has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to have such power or authority or to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ix) The Company has, and at each Time of Delivery will have, an authorized capitalization as set forth under “Capitalization” and “Description of Capital Stock” in the Pricing Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Shareholders, have been duly and validly authorized and when issued will be fully paid and non-assessable, and will not be subject to preemptive or similar rights, and the Ordinary Shares, the Company’s Class B Ordinary Shares, nominal value €0.02 per share, and the preference shares issued in connection with the offering, will in each case conform to the descriptions thereof contained in the Pricing Prospectus in all material respects; and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(x) The Shares to be issued and sold by the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Ordinary Shares contained in the Pricing Disclosure Package;

(xi) The issue and sale of the Shares to be sold by the Company, the execution, delivery and performance by the Company with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the charter, bylaws or similar organizational documents of the Company or any of its subsidiaries, or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of clauses (A) and (C) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially adversely affect the consummation of the transactions contemplated hereby; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares to be sold by the Company, the execution, delivery and performance by the Company with this Agreement and the consummation of the transactions herein contemplated, except for the registration under the Act of the Shares, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xii) Neither the Company nor any of its subsidiaries (A) in violation of its charter, bylaws or similar organizational documents or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of this clause (B) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xiii) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Ordinary Shares, under the caption “Description of Certain Indebtedness”, insofar as they purport to constitute a summary of the indebtedness referred to therein, are accurate in all material respects; and the statements set forth in the Pricing Prospectus and the Prospectus under the caption “Material Tax Consequences”, insofar as such statements purport to summarize the provisions of the laws referred to therein, are accurate in all material respects, subject to the limitations, qualifications, exceptions, and assumptions set forth herein and therein;

(xiv) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially adversely affect the consummation of the transactions contemplated hereby; and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities or others;

(xv) The Company is not and, after giving effect to the offering and the application of the proceeds thereof as set forth in the Pricing Prospectus, will not be, required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xvi) At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act; and the Company is a “foreign private issuer” within the meaning of Rule 405 under the Act;

(xvii) The financial statements, together with the related notes, included in the Pricing Prospectus present fairly in all material respects the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. PricewaterhouseCoopers Audit S.A. (“PWC France”), who have expressed their opinion as to the audited financial statements of the Company and its subsidiaries included in the Pricing Prospectus and the Prospectus, and PricewaterhouseCoopers LLP (“PWC Canada”), who have express their opinion as to the audited financial statements of Engineered Aluminum Products, a component of Rio Tinto plc (the “Predecessor”) included in the Pricing Prospectus and the Prospectus, are each independent public accountants as required by the Act and the rules and regulations of the Commission. The other financial information included in the Pricing Prospectus has been derived from the accounting records of the entities and presents fairly the information shown thereby.

(xviii) Except as set forth in the Pricing Prospectus, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in material compliance with (a) all applicable provisions of The Sarbanes-Oxley Act of 2002 and (b) all applicable rules of the Exchanges (as defined below) (the “Exchange Rules”).

(xix) The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the applicable requirements of the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Exchange Rules and are sufficient to provide reasonable assurance that (i) information is accumulated and communicated to management as appropriate to allow timely decisions regarding disclosure, (ii) transactions are executed in accordance with management’s general or specific authorizations, (iii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iv) access to assets is permitted only in accordance with management’s general or specific authorization and (v) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Shares will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with the applicable requirements of the Act, the Exchange Act and the Exchange Rules. As of the date of the latest audited financial statements included in the Pricing Prospectus, the Company does not have any significant deficiency or material weakness in Internal Controls. Since the date of the latest audited financial statements included in the Pricing

Prospectus, the Company has not disclosed or reported to the Audit Committee or the Board, any adverse change in Internal Controls, any fraud involving management or other employees who have a significant role in Internal Controls, or any violation of the applicable requirements of the Exchange Act or the Exchange Rules relating to accounting matters;

(xx) The Company has power and authority (public limited company and other) to enter into this Agreement and perform its obligations thereunder, and this Agreement has been duly authorized, executed and delivered by the Company;

(xxi) Except as disclosed in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Shares to the Underwriters;

(xxii) The Shares have been approved for listing on the New York Stock Exchange (the “NYSE”) and NYSE Euronext Paris (“Euronext Paris”, and together with the NYSE, the “Exchanges”), subject to notice of issuance;

(xxiii) Except as disclosed in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company;

(xxiv) Except as disclosed in the Pricing Prospectus, the Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct their business as described in the Pricing Prospectus and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxv) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxvi) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) that are necessary to conduct their business as described in the Pricing Disclosure Package, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxvii) Except as disclosed in the Pricing Prospectus, to the best knowledge of the Company, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as disclosed in the Pricing Disclosure Package, the Company is not aware of any pending investigation which might lead to such a claim;

(xxviii) No “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) under the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s or any of its subsidiaries’ retaining any rating currently assigned to the Company or any of its subsidiaries or any indebtedness of the Company or any of its subsidiaries or (ii) has indicated to the Company that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any negative change in the outlook for any rating of the Company or any indebtedness of the Company or any of its subsidiaries;

(xxix) None of the Company or its subsidiaries, nor, to the knowledge of the Company, any of their directors, officers, agents or employees has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010 or any similar law of the European Union or any European Union Member State or any similar law of a jurisdiction in which the Company or its subsidiaries conduct their business and to which they are lawfully subject or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(xxx) The operations of the Company and its subsidiaries are and have been conducted in compliance with applicable financial record-keeping and reporting requirements of the anti-money laundering laws and regulations of the United States and the European Union and similar laws of any jurisdiction in which the Company or its subsidiaries conduct their business and to which they are lawfully subject, as applicable (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer, its subsidiaries or, to the knowledge of the Company, any of their directors, officers, agents or employees with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxxi) None of the Company or its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent or employee is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or equivalent European Union measure; and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently known by the Company to be subject to any U.S. sanctions administered by OFAC or any equivalent European Union measure;

(xxxii)  (A) The Company and its subsidiaries have filed all Netherlands, France and other non-U.S. and all U.S. federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect); (B) except as set forth in the Pricing Prospectus, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (C) the Company and each of its subsidiaries is, to the extent required, registered for the purposes of any applicable value-added tax (“VAT”) and has complied in all respects with the terms of applicable legislation relating to VAT, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxxiii) The Company (i) is and has at all times been resident of the Netherlands for tax purposes and is not and has not been treated as resident in any other jurisdiction for any tax purpose (including any double taxation arrangement), (ii) has not been subject to any material tax on its net profits in any jurisdiction other than the Netherlands, and (iii) is not required to make any deduction for or on account of any tax in the Netherlands or any other jurisdiction in which the Company does business in connection with the offering;

(xxxiv) Under the laws and regulations of the Netherlands, all dividends and other distributions declared and payable on the Shares in cash may be freely transferred out of the Netherlands and may be freely converted into U.S. dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the Netherlands; and, except as disclosed in the Pricing Prospectus, all such dividends and other distributions would not be subject to withholding, value added or other taxes under the laws and regulations of the Netherlands;

(xxxv) Under the laws of the Netherlands the Company would not be entitled to invoke immunity from jurisdiction or immunity from execution in respect of any action arising out of its obligations under this Agreement.

(b) Each of the Selling Shareholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) Such Selling Shareholder has full right, power and authority to enter into this Agreement, and such Selling Shareholder’s deeds of transfer, pursuant to which the Shares to be sold by such Selling Shareholder will be transferred to or as directed by the Representatives in accordance with this Agreement (all such deeds of transfer, the “Deeds of Transfer”) and to sell, assign, transfer and deliver the Shares to be delivered by such Selling Shareholder at such Time of Delivery hereunder;

(ii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by such Selling Shareholder for the execution and delivery by such Selling Shareholder of this Agreement and such Selling Shareholder’s Deeds of Transfer and the consummation of the transactions contemplated by this Agreement in connection with the sale of the Shares to be sold by such Selling Shareholder, except (A) as may be required under states securities “Blue Sky” laws in connection with the transactions contemplated hereby, (B) such as will have been obtained on or prior to the First Time of Delivery and (C) for such consents, approvals, authorizations or orders as would not materially adversely affect such Selling Shareholder’s ability to perform its obligations hereunder or materially impair the validity or enforceability hereof;

(iii) The execution and delivery by such Selling Shareholder of this Agreement, such Selling Shareholder’s Deeds of Transfer and the consummation of the transactions contemplated by this Agreement in connection with the sale of the Shares to be sold by such Selling Shareholder will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien upon any property or assets of such Selling Shareholders pursuant to (A) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Shareholder or any of its properties, (B) any agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound which is material to such Selling Shareholder or to which any of the properties of such Selling Shareholder is subject, or (C) the charter or by-laws of any Selling Shareholder that is a corporation or the constituent documents of any Selling Shareholder that is not a natural person or a corporation, except, in the case of clauses (A) and (B) above, where such breach, violation or default would not, individually or in the aggregate, materially adversely affect such Selling Shareholder’s ability to perform its obligations hereunder or materially impair the validity or enforceability hereof;

(iv)  (A) The Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) the Registration Statement conforms, and any further amendments or supplements to the Registration Statement, do not and will not, as of the applicable effective date as to each part of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C)

the Prospectus and any further amendments or supplements to the Prospectus do not and will not, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the representations and warranties in this clause (iv) shall apply only to the extent that any statements in or omissions from the Registration Statement, the Pricing Disclosure Package or the Prospectus are based upon written information furnished to the Company by such Selling Shareholder specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in Section 9(g);

(v) Such Selling Stockholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement.

(vi) Such Selling Shareholder is the record and beneficial owner of the Shares to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims, and has full power and authority to sell its interest in the Shares, and, assuming that each Underwriter acquires its interest in the Shares it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Shares on the First Time of Delivery or any additional Time of Delivery, as the case may be, by making payment therefor as provided herein, and that has had such Shares credited to the securities account or accounts of such Underwriter maintained with The Depository Trust Company or other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Shares;

(vii) This Agreement has been duly authorized, executed and delivered by such Selling Shareholder. Such Selling Shareholder’s Power of Attorney, if applicable, has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder. Each applicable Deed of Transfer of such Selling Shareholder, at such Time of Delivery, will have been duly authorized, executed and delivered by such Selling Shareholder and will be a valid and binding agreement of such Selling Shareholder.

(viii) Except as disclosed in the Pricing Prospectus, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Shares to be sole by such Selling Shareholder to the Underwriters.

(ix) Such Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(x) As of the Time of Delivery, such Selling Shareholder will not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Initial Registration Statement or included in the offering contemplated by this Agreement, other than those rights that have been disclosed in the Pricing Prospectus or have been waived; and

(xi) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 or W-8, as applicable (or other applicable forms or statements specified by Treasury Department regulations in lieu thereof).

2. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Shareholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at a purchase price per share of $[            ] , the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Shareholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company and the Selling Shareholders, as and to the extent indicated in Schedule II hereto agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company and the Selling Shareholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by the Company and all Selling Shareholders as set forth in Schedule II hereto initially with respect to the Optional Shares to be sold by the Company and then among the Selling Shareholders in proportion to the maximum number of Optional Shares to be sold by each Selling Shareholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Selling Shareholders, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company and the Selling Shareholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.  (a) The Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such amounts and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Shareholders shall be delivered by or on behalf of the Company and the Selling Shareholders to Goldman, Sachs & Co., through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Selling Shareholders to Goldman, Sachs & Co. at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [            ], 2013 or such other time and date as the Representatives, the Company and the Selling Shareholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, and the Company and the Selling Shareholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof will be delivered at the offices of Underwriters’ counsel: Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [4:00] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation, (ii) file a general consent to service of process in any jurisdiction, (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject or (iv) make any change to its charter or bylaws or similar organizational documents;

(c) Prior to 10:00 a.m., New York City time, on the second Business Day next succeeding the date of this Agreement (or such later time as may be agreed to by the Company and the Representatives) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required under the Act to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) If required by the Act, to make generally available to its shareholders as soon as practicable (which may be satisfied by filing with the Commission’s EDGAR system), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) (i) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Ordinary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Goldman, Sachs & Co. (“Goldman Sachs”); provided, however, that if (1) during the last 17 days of the Company Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the Company Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the Company Lock-Up Period, then in each case the Company Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman Sachs waives, in writing, such extension; in the event of any announcement that gives rise to an extension of the Company Lock-Up Period or the Shareholder Lock-Up Period, the Company will provide Goldman Sachs and, in the case of any announcement that gives rise to an extension of the Shareholder Lock-Up, the Selling Shareholders with prior notice of such announcement;

(f) If Goldman Sachs, in its sole discretion, agree to release or waive the restrictions in lock-up letters pursuant to Section 1(b)(iv) or Section 8(j) hereof, in each case for an officer or director of the Company, and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex II hereto through a major news service at least two business days before the effective date of the release or waiver;

(g) During a period of two years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you as soon as they are furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed, copies of any reports and financial statements provided that any report or financial statement furnished or filed with the Commission that is publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to you at the time furnished to or filed with the Commission;

(h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i) To use its best efforts to list for trading, subject to notice of issuance, the Shares on each of the Exchanges; and

(j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a).

6.(a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Shareholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by the Selling Shareholders expressly for use therein.

7. The Company and each of the Selling Shareholders covenant and agree with one another and with the several Underwriters that the Company will pay or cause to be paid all expenses incidental to the performance of its obligations under this Agreement, including (a) the fees, disbursements and expenses of counsel to the Company and counsel to each of the Selling Shareholders and the Company’s accountants in connection with the offering; (b) all expenses in connection with the execution, issue, authentication and initial delivery of the

Shares and the preparation and printing of this Agreement, the Shares, any preliminary prospectuses, any Issuer Free Writing Prospectuses, any documents comprising any part of the Pricing Disclosure Package, the Prospectus, all amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Shares; (c) the cost of qualifying the Shares for clearance and settlement through the facilities of DTC, Euroclear or any other domestic or international clearing agency; (d) the cost of any advertising approved by the Company in writing in connection with the issuance of the Shares; (e) any filing fees and other expenses (including the reasonable fees, disbursements and expenses of counsel) incurred in connection with qualification of the Shares for sale under the laws of such jurisdictions as the Representatives shall previously designate and to the extent applicable and the printing of memoranda relating thereto; (f) costs and expenses related to the review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the Shares (including the reasonable fees, disbursements and expenses of counsel for the Underwriters relating to such review in an amount not to exceed $50,000 and (2) all filing fees); (g) fees and expenses incident to listing the Shares on the Exchanges; (h) fees and expenses in connection with the registration of the Shares under the Exchange Act; (i) expenses incurred in distributing any documents comprising any part of any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus (including any amendments and supplements thereto) and any Issuer Free Writing Prospectus to the Underwriters; and (j) all expenses and taxes incident to the sale, preparation and delivery of the Shares to be sold by the Selling Shareholders or the Company to the Underwriters hereunder (provided, that in connection with such sale and delivery of such Shares, the Representatives agree to pay New York State stock transfer tax, and the Selling Shareholders or the Company, as applicable, agree to reimburse the Representatives for any portion of such tax payment not rebated, provided that the Representatives have used commercially reasonable efforts to obtain such rebate); provided that the expenses of counsel to the Underwriters in clauses (e) and (f) shall not exceed $50,000. The Company will also pay or reimburse the Underwriters (to the extent incurred by them) for all travel expenses of the Company’s officers and employees and the Selling Shareholders’ officers and employees and any other expenses of the Company or the Selling Shareholders in connection with attending or hosting meetings with prospective purchasers of the Shares from the Underwriters or any “roadshow” in connection with the offering and sale of the Shares. Notwithstanding anything to the contrary contained in this paragraph, the Company agrees to pay 50% of the cost relating to a chartered aircraft to be used by the Underwriters, the Company and the Selling Shareholders in connection with such meetings with prospective purchasers or roadshow. It is understood, however, that except as provided in this Section 7 and Sections 9 and 12, the Underwriters will pay all of their respective costs and expenses, including, without limitation, fees and disbursements of their counsel and transfer taxes payable on the resale of the Shares by them. Notwithstanding the foregoing, as between the Company and the Selling Shareholders, the provisions of this Section 7 shall not affect any agreement that the Company and the Selling Shareholders may have or make regarding the allocation of expenses solely between the Company and Selling Shareholders.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that (i) all representations and warranties and other statements of the Company and the Selling Shareholders herein that are qualified by materiality, “Material Adverse Effect” or words to similar effect are, at and as of such Time of Delivery, true and correct, (ii) all representations and warranties and other statements of the Company and the Selling Shareholders herein that are not so qualified are, at and as of such Time of Delivery, true and correct in all material respects and (iii) the Company and the Selling Shareholders shall have performed all of its and their obligations hereunder theretofore to be performed in all material respects, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) (i) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you their written opinion letter and negative assurance letter and (ii) NautaDutilh, Netherlands counsel for the Underwriters, shall each have furnished to you their written opinion letter, in each case dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they each may reasonably request to enable them to pass upon such matters;

(c) Wachtell, Lipton, Rosen & Katz, counsel for the Company, shall have furnished to you its written opinion and negative assurance letters, in substantially the forms agreed with counsel for the Representatives on the date hereof, dated such Time of Delivery;

(d) Stibbe N.V., Netherlands counsel for the Company, shall have furnished to you their written opinion, in substantially the form agreed with counsel for the Representatives on the date hereof, dated such Time of Delivery;

(e) Jeremy Leach, Vice President and Group General Counsel and Secretary for the Company, shall have furnished to you his written opinion letter, in substantially the form agreed with counsel for the Representatives on the date hereof, dated such Time of Delivery;

(f) The respective counsel for each of the Selling Shareholders, as indicated in Schedule II hereto, each shall have furnished to you its written opinion letter with respect to each of the Selling Shareholders for whom they are acting as counsel in substantially the form agreed with counsel for the Representatives on the date hereof, dated such Time of Delivery;

(g) On the date of the Prospectus upon the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, each of PWC France and PWC Canada shall have furnished to you a comfort letter, dated the respective dates of delivery thereof, in form and substance satisfactory to you, concerning the financial information with respect to the Company and its consolidated subsidiaries or the Predecessor, as applicable;

(h) Since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any material adverse change, or any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise, the effect of which, in any such case, is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(i) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(j) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on either of the Exchanges; (ii) a suspension or material limitation in trading in the Company’s securities on either of the Exchanges; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(k) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(l) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each stockholder, officer and director of the Company listed on Schedule IV hereto, in each case substantially to the effect set forth in Annex III hereto;

(m) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(n) The Company shall have furnished or caused to be furnished to you on the date of the Pricing Prospectus at a time prior to the execution of this Agreement and at such Time of Delivery, a certificate of the Chief Financial Officer of the Company, dated the date of delivery thereof, satisfactory to you as to certain preliminary and other financial information contained in the Pricing Prospectus and the Prospectus;

(o) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a), (h) and (i) of this Section 8;

(p) Each Selling Shareholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates signed by an officer or authorized signatory, satisfactory to you as to the accuracy of the representations and warranties of such Selling Shareholder herein at and as of such Time of Delivery, as to the performance by such Selling Shareholder of all of its obligations hereunder to be performed at or prior to such Time of Delivery and as to such other matters as you may reasonably request; and

(q) Each Selling Shareholder shall have furnished to you a properly completed and executed United States Treasury Department Form W-9 or W-8, as applicable (or other applicable forms or statements specified by Treasury Department regulations in lieu thereof and satisfactory to you).

9. (a) The Company will indemnify and hold harmless each Underwriter, its broker-dealer affiliates, directors, officers, employees and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”) against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the information described as such in Section 9(g) below.

(b) The Selling Shareholders, severally and not jointly, will indemnify and hold harmless each Indemnified Party, against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified

Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that each Selling Shareholder’s agreement to indemnify and hold harmless hereunder shall only apply insofar as any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished by such Selling Shareholder specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in Section 9(g) below.

(c) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, each Selling Shareholder, the directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act and each Selling Shareholder (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein (it being understood and agreed that the only such information consists of the information described as such in Section 9(g) below); and will reimburse such Underwriter Indemnified Party for any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b), or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability which it may have under such subsection except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors, officers, employees and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors and officers and any control persons of the Company shall be designated in writing by the Company. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b), or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and the Selling Shareholders under this Section 9 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have.

(g) It is understood and agreed that the only information in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, furnished to the Company (i) by any Underwriter through the Representatives expressly for use therein consists of the first, second, third and fourth paragraphs under the caption “Underwriting (Conflicts of Interest)—Price Stabilization, Short Positions and Penalty Bids”, in each case appearing under the caption “Underwriting” and (ii) by the Selling Shareholder expressly for use therein consists solely of the name and address of such Selling Shareholder and the number of Shares owned by such Selling Shareholder under the caption “Principal and Selling Shareholders”.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Shareholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Shareholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except for the expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but if for any reason other than the termination of this Agreement pursuant to Section 10 hereof or the failure of a condition specified in clauses (i), (iii), (iv) or (v) of Section 8(j) any Shares are not delivered by or on behalf of the Company and the Selling Shareholders as provided herein, the Company and each of the Selling Shareholders, jointly and severally, will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof. Notwithstanding the foregoing, as between the Company and the Selling Shareholders, the provisions of this Section 12 shall not affect any agreement that the Company and the Selling Shareholders may have or make regarding the allocation of expenses solely between the Company and Selling Shareholders.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Representatives on behalf of the Underwriters; and in all dealings with any Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by any or all of the Attorneys-in-Fact for such Selling Shareholder.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and (A) if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to (i) Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department; (ii) Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, Attention: Equity Capital Markets – Syndicate Desk, fax: (212) 797-9344, with a copy to: Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, fax: (212) 797-4564 and (iii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention Equity Syndicate Desk, fax: (212) 622-8359; (B) if to any Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Shareholder at its address set forth in Schedule II hereto; (C) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary, with a copy to: Andrew J. Nussbaum, Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, NY 10019, fax: (212) 403-2000; and (D) if to any shareholder that has delivered a lock-up letter described in Section 8(l) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholders by you on request; provided further that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you at: Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Control Room; Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, Attention: Equity Capital Markets – Syndicate Desk, fax: (212) 797-9344, with a copy to: Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, fax: (212) 797-4564; and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention Equity Syndicate Desk, fax: (212) 622-8359. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 9 and 11 hereof, the other Indemnified Parties and Underwriter Indemnified Parties, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company and the Selling Shareholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) or any other obligation to the Company or any Selling Shareholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Shareholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Shareholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Shareholder, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement (“Claim”), shall be governed by and construed in accordance with the laws of the State of New York. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company and each of the Selling Shareholders consents to the jurisdiction of such courts and personal service with respect thereto. The Company and each Selling Shareholder hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. The Company and each Selling Shareholder agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company or such Selling Shareholder, as the case may be, and may be enforced in any other courts to the jurisdiction of which the Company or such Selling Shareholder is or may be subject, by suit upon such judgment. Notwithstanding the foregoing, any Claim may be instituted by the Underwriters in any competent court in The Netherlands.

19. The Company, each Selling Shareholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. The Company hereby irrevocably appoints the Corporation Service Company as its agent for service of process in any suit, action or proceeding with respect to any Claim and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. Each Selling Shareholder hereby irrevocably appoints the persons set forth below such Selling Shareholder’s name in Schedule II hereto as its agent for service of process in any suit, action or proceeding with respect to any Claim and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company and each Selling Shareholder waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company and each Selling Shareholder represents and warrants that such agent has agreed to act as its agent for service of process, and the Company and each Selling Shareholder agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

21. To the extent that the Company or any Selling Shareholder or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Company and each Selling Shareholder hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

22. All payments by the Company or any Selling Shareholder to the Underwriters hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by any jurisdiction in which the Company or such Selling Shareholder is organized, resident, doing business or has an office from which payment is made or deemed to be made, excluding any such tax imposed by reason of any Underwriter having some connection with the taxing jurisdiction other than its participation as an Underwriter hereunder (including, if applicable, any income or franchise tax on the overall net income of an Underwriter imposed by the United States or by the State of New York or any political subdivision of the United States or of the State of New York) (all such non-excluded taxes, “Foreign Taxes”). If the Company or any Selling Shareholder, as the case may be, is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to such Underwriters an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

23. The Company and each Selling Shareholder agrees to indemnify the Underwriters against any loss incurred by the Underwriters as a result of any judgment or order being given or made against the Company or such Selling Shareholder, as the case may be, for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon such party’s receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Company, shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Company or such Selling Shareholder, as the case may be, an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

24. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

25. Notwithstanding anything herein to the contrary, the Company and the Selling Shareholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel and the Custodian counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature Pages Follow]

Very truly yours,

CONSTELLIUM N.V.

By:
Name:
Title:

[Additional Signature Pages Follow]

APOLLO OMEGA (LUX) S.À. R.L.

By:
Name:
Title: Authorized Signatory

[Additional Signature Pages Follow]

AMI (LUXEMBOURG) S.À. R.L.

By:
Name:
Title: Authorized Signatory

[Additional Signature Pages Follow]

RIO TINTO INTERNATIONAL HOLDINGS LIMITED

By:
Name:
Title:

[Additional Signature Pages Follow]

Accepted as of the date first written above:

Goldman, Sachs & Co.

By:
Name:
Title:

Deutsche Bank Securities Inc.

By:
Name:
Title:

By:
Name:
Title:

J.P. Morgan Securities LLC

By:
Name:
Title:

On their own behalf and as

representative on behalf of each

of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
Morgan Stanley & Co. LLC
BNP Paribas Securities Corp.
UBS Securities LLC
Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.
SG Americas Securities, LLC
Lazard Capital Markets LLC
Apollo Global Securities, LLC
Moelis & Company LLC
Rothschild Inc.
Davenport & Company LLC
Total

2

SCHEDULE II

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised

The Company
The Selling Shareholder(s):
Apollo Omega (Lux) S.à. r.l.(a)
AMI (Luxembourg) S.à. r.l.(b)
Rio Tinto International Holdings Limited(c)

Total

(a)	Apollo Omega (Lux) S.à r.l. (société à responsabilité limitée), registered office: 44, Avenue J. F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, Share capital: EUR 12,500, R.C.S. Luxembourg: B 153.031. This Selling Shareholder is represented by Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, NY 10019, fax: (212) 403-2000. Its agent for service of process is Corporation Services Company.
(b)	AMI (Luxembourg) S.à r.l. (société à responsabilité limitée), registered office: 44, Avenue J. F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, Share capital: EUR 12,500, R.C.S. Luxembourg: B 141.573. This Selling Shareholder is represented by Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, NY 10019, fax: (212) 403-2000. Its agent for service of process is Corporation Services Company.
(c)	This Selling Shareholder is represented by Linklaters LLP, One Silk Street London EC2Y 8HQ. Its agent for service of process is Rio Tinto Services Inc.

3

SCHEDULE III

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

[None]

(b) Additional documents incorporated by reference

[None]

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The initial public offering price per share for the Shares is $

The number of Shares purchased by the Underwriters is             .

4

SCHEDULE IV

Apollo Omega (Lux) S.à.r.l	44, Avenue John F. Kennedy, L-1885, Luxembourg

AMI (Luxembourg) S.à.r.l.	44, Avenue John F. Kennedy, L-1885, Luxembourg

Rio Tinto International Holdings Limited	2 Eastbourne Terrace, London W2 6LG United Kingdom

Directors:

Richard B. Evans
Pierre Vareille
Gareth N. Turner
Guy Maugis
Matthew H. Nord
Bret Clayton
Philippe Guillemot
Peter Oosthoek
Werner P. Paschke

Officers:

Pierre Vareille
Didier Fontaine
Christophe Villemin
Laurent Musy
Paul Warton
Peter Basten
Marc Boone
Jeremy Leach
Nicolas Brun
Yves Merel

5

SCHEDULE V

* Denotes that such subsidiary is a “Significant Subsidiary” under this Agreement

Subsidiary	Jurisdiction

Alcan International Network (Thailand) Co. Ltd.

Alcan International Network Gulf DMCC

Alcan International Network Handelsgesellschaft m.b.H. Austria

Alcan International Network México S.A. de C.V.

Alcan International Network Nederland B.V.

Alcan International Network Portugal

Alcan International Network S.A. Pty Ltd.

Thailand Dubai Austria Mexico Netherlands Portugal South Africa

Constellium Aerospace*

Constellium Automotive Kamenice, s.r.o., v likvidaci

Constellium Automotive USA, LLC

Constellium Aviatube

Constellium China

Constellium CRV*

Constellium Deutschland GmbH*

Constellium Engley (Changchun) Automotive Structures Co Ltd.

Constellium Extrusion France Saint Florentin

Constellium Extrusions Burg GmbH

Constellium Extrusions Decin s.r.o.*

Constellium Extrusions Deutschland GmbH

Constellium Extrusions France

Constellium Extrusions Landau GmbH

Constellium Extrusions Levice s.r.o.

France Czech Republic Delaware France China France Germany China France Germany Czech Republic Germany France Germany Slovak Republic
Constellium Finance Constellium France*	France France

Constellium France Holdco*

Constellium Germany Holdco GmbH & Co. KG (formerly known as Constellium Germany Holdco GmbH)*

Constellium Holdco II B.V.*

Constellium Italy S.p.A.

Constellium Japan KK

Constellium Property and Equipment Company, LLC

Constellium Rolled Products Ravenswood, LLC*

Constellium Sabart

Constellium Singen GmbH*

Constellium South East Asia

Constellium Switzerland AG*

Constellium UK Limited

Constellium US Holdings I, LLC*

Constellium US Holdings II, LLC

Constellium Ussel

Constellium Valais SA*

Engineered Products International SAS

France Germany Netherlands Italy Japan Delaware Delaware France Germany Singapore Switzerland United Kingdom Delaware Delaware France Switzerland France
Constellium Germany Verwaltungs GmbH	Germany

6

ANNEX I

[FORM OF PRESS RELEASE]

Constellium N.V.

[Date]

(“Constellium N.V.”) announced today that Goldman, Sachs & Co., lead joint book-running manager in the recent public sale of [            ] shares of the Company’s Class A Ordinary Shares, is [waiving] [releasing] a lock-up restriction with respect to [            ] shares of the Company’s Class A Ordinary Shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [            ], 2013, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX III

[FORM OF LOCK-UP AGREEMENT]

Constellium N.V.

Lock-Up Agreement

Goldman, Sachs & Co.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

c/o Goldman, Sachs & Co.

200 West Street

New York, NY 10282-2198

Re: Constellium Holdco B.V. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Constellium Holdco B.V., a private company with limited liability incorporated in the Netherlands that will be renamed in connection with the public offering described herein as Constellium N.V., and converted to a public company with limited liability (naamloze vennootschap) incorporated under the laws of The Netherlands (the “Company”), and the shareholders of the Company named in Schedule II to such Agreement (collectively, the “Selling Shareholders”), providing for a public offering (the “Offering”) of the Class A Ordinary Shares, nominal value €0.02 per share, of the Company (the “Shares”) pursuant to the Registration Statement on Form F-1, as amended (File No. 333-188556) (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “SEC”).

As an inducement for the Underwriters to enter into the Agreement and offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Shares, or any options or warrants to purchase any Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive Shares (including, without limitation, any Class B Ordinary Shares, nominal value €0.02 per share, of the Company), whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. If the

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undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Shares the undersigned may purchase in the Offering.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the date of the final prospectus pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman, Sachs & Co. (“Goldman Sachs”) waives, in writing, such extension.

If the undersigned is an officer or director of the Company, (i) Goldman Sachs agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares, Goldman Sachs will notify the Company of the impending release or waiver, and (ii) the Company will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Goldman Sachs hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 13 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, (ii) by will or intestacy, (iii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (iv) to any immediate family member or other dependent, (v) as a distribution to limited partners, members or stockholders of the undersigned, (vi) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, or, if the undersigned is an Apollo Fund (as defined in the Registration Statement), any investment fund or other entity directly or indirectly controlled or managed by Apollo Global Management, LLC or

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any of its subsidiaries, (vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi) above, (viii) pursuant to an order of a court or regulatory agency, (ix) from an executive officer to the Company or its parent entities upon death, disability or termination of employment, in each case, of such executive officer, (x) in connection with transactions by any person other than the Company relating to Shares acquired in open market transactions after the completion of the Offering, (xi) in the case of Shares acquired by the undersigned in connection with the MEP (as defined in the Registration Statement), to the Company to pay taxes owed by the undersigned which are incurred in connection with the restructuring of the MEP in December 2012; or (xii) with the prior written consent of Goldman, Sachs; provided that in the case of each transfer or distribution pursuant to clauses (i) through (vii) and (ix) through (xi) above, (a) each donee, trustee, distributee or transferee, as the case may be, agrees to be bound by the restrictions set forth herein (it being understood that the execution of the Underwriting Agreement by the Company will satisfy the requirements of this clause (a) for purposes of clause (xi) above) and (b) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, shall be required or voluntarily made in connection with such transfer or distribution. In addition, notwithstanding the foregoing, if the undersigned was a Principal Shareholder included under the caption “Principal and Selling Shareholders” in the Registration Statement, prior to the completion of the Offering, such Principal Shareholder may transfer the capital stock of the Company to any wholly-owned subsidiary of the Principal Shareholder; provided, however, that in any such case (other than with respect to clause (xi) above), it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement; and provided further that any such transfer shall not involve a disposition for value.

The undersigned now has, and, except as contemplated by clauses (i) through (xii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Shares except in compliance with the foregoing restrictions.

The restrictions described in this Lock-Up Agreement shall not apply to (i) the sale of the Undersigned’s Shares pursuant to the Underwriting Agreement or pursuant to the share purchase agreement in connection with the selling shareholder private sale (as defined in the Registration Statement) or (ii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, provided that no transfers occur under such plan during the Lock-Up Period and no public announcement or filing shall be required or voluntarily made by any person in connection therewith. For the avoidance of doubt, the restrictions described in this Lock-Up Agreement shall apply to any Shares received by the undersigned in respect of Shares received pursuant to the Reserved Share Plan (as described in the Registration Statement) or the any equity incentive plan (including the MEP) described in the Registration Statement.

The undersigned understands that, if (i) the Underwriting Agreement (other than the provisions which survive termination under the terms thereof) shall terminate or be terminated prior to payment for the delivery of the Shares to be sold thereunder, (ii) the Registration Statement is withdrawn by the Company, (iii) the Company notifies Goldman, Sachs that it does not intend to proceed with the Offering, or (iv) the Offering is not consummated by May 31,

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2013, the undersigned shall be released from all obligations under this Lock-Up Agreement and this Lock-Up Agreement shall be of no further effect. The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Notwithstanding anything herein to the contrary, the foregoing shall not be deemed to restrict the undersigned from purchasing Shares or exercising options or warrants to purchase Shares during the Lock-Up Period, provided in all such cases that no sale, disposition or other transfer of the underlying Shares occurs during the Lock-Up Period (other than as provided herein).

This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

[signature page follows]

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The undersigned understands that the Selling Shareholders, the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

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